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                                                           Exhibit 23

                       Consent of Independent Accountants

To the Board of Directors of
UroMed Corporation

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-95828, No. 333-03843 and No. 333-19581) and the incorporation by reference in the Registration Statements on Form S-8 (No. 33-98262 and No. 33-98264) of UroMed Corporation of our report dated February 9, 1999 appearing on page 35 of this Annual Report on Form 10-K.

/s/ PriceWaterhouseCoopers LLP

PriceWaterhouseCoopers LLP
Boston, Massachusetts
March 30, 1999